[FORM OF STOCK CERTIFICATE - FRONT SIDE]

NUMBER                                                                   SHARES

                               AF BANKSHARES, INC.
                         WEST JEFFERSON, NORTH CAROLINA

COMMON STOCK                                                 CUSIP  001046101
                                                                  --------------
                                             See reverse for certain definitions

This certifies that_______________________ is the record holder of   ___________
            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
               $0.01 PAR VALUE PER SHARE, OF AF BANKSHARES, INC.,

a corporation incorporated under the laws of the United States (the "Corporation") . The shares evidenced by this Certificate are transferable only on the stock-transfer books of the Corporation by the holder of record hereof, in person or by attorney or legal representative, upon surrender of this Certificate properly endorsed. THE STOCK EVIDENCED HEREBY IS NOT AN ACCOUNT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS HEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:


/s/ Melanie Paisley Miller                /s/ James A. Todd
---------------------------               --------------------------------------
Secretary                                 President and Chief Executive Officer


                           (SEAL)

                                       Countersigned and Registered:
                                       CHASE MELLON SHAREHOLDER SERVICES, L.L.C.

                                       By:                        Transfer Agent


                                                                   and Registrar

                     (FORM OF STOCK CERTIFICATE - BACK SIDE)

         The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of AF BANKSHARES, INC. (the "Corporation"), as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Charter.

         The Charter of the Corporation contains certain provisions, applicable for a period of five years from the date of the AF Bank's reorganization into a Mutual Holding Company, that restrict persons, other than the Mutual Holding
Company, from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"). The Charter contains a provision pursuant to which the shares beneficially held in excess of 10% the Voting Stock of the Corporation are considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Charter or to acquisitions of Voting Stock by the Corporation, any majority-owned subsidiary of the Corporation, or any tax-qualified employee stock benefit plan which is exempt from the approval requirements under 574.3(c)(1)(vi) of the Office's regulations. AsheCo, M.H.C., the federally chartered mutual holding company of the Corporation ("Mutual Holding Company") will own in excess of 50% of the Common Stock of the Corporation so long as the Mutual Holding Company remains in mutual form.

         The Corporation is authorized to issue more than one class of stock, including a class of Preferred Stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, within five days after receipt of such request, a full statement of the designations, preferences, limitations or relative rights of the shares of each class authorized to be issued and, as to shares of Preferred Stock, the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common                               UNIF GIFT MIN ACT - ...................Custodian................
TEN ENT - as tenants by the entireties                                               (Cust)                      (Minor)
JT TEN  - as joint tenants with right of survivorship and                       under Uniform Gifts to Minors
          not as tenants in common                                              Act.....................................
                                                                                               (State)

     Additional abbreviations may also be used though not in the above list

         For  value  received,  _________________________________  hereby  sell, assign and transfer unto ______________ shares of Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint _______________________ as Attorney, to transfer the said shares on the books of the herein named Corporation, with full power of substitution.

Date:  ________________             ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Signature

                                    NOTICE:  The  signature  to this  assignment
                                    must  correspond  with the  name as  written
                                    upon the face of the  Certificate,  in every
                                    particular,     without     alteration    or
                                    enlargement, or any change whatsoever.